SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2003

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 12.	Results of Operations and Financial Condition

On October 20, 2003, Rural/Metro Corporation, a Delaware corporation (the “Company”) received written notice from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that although the Company filed its Form 10-Q for the third quarter ended March 31, 2003, and its Form 10-K for the fiscal year ended June 30, 2003, the Company no longer satisfies the $500,000 net income from continuing operations standard, or the alternative standards, for continued listing of the Company’s Common Stock on the Nasdaq SmallCap Market. Accordingly, before the Panel renders a determination in connection with the Company’s continued listing status, the Company is invited to submit a plan of compliance to Nasdaq no later than October 27, 2003. The Company plans to file a plan of compliance by such date.

The Panel also stated that, because the Company is now in compliance with The Nasdaq Stock Market’s filing requirement, effective with the opening of business on Thursday, October 23, 2003, the Company’s trading symbol will be changed from RUREC to RURLC.

A copy of the release is filed herewith as Exhibit 99.1.

The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: October 23, 2003	By:	/s/ John S. Banas III

John S. Banas III Senior Vice President

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Rural/Metro Corporation dated October 22, 2003